UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2013

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 2, 2013, Camden Property Trust (the “Company”) completed an underwritten public offering of $250,000,000 in aggregate principal amount of its 4.250% Senior Notes due 2024 (the “Notes”).

The Notes bear interest at 4.250% from December 2, 2013, with interest payable each January 15 and July 15 beginning July 15, 2014. The Notes will mature on January 15, 2024. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium. If, however, the Company redeems any Notes 90 days or fewer prior to the maturity date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the redemption date.

The Notes were priced at a discount such that they were offered to the public at 99.814% of their face amount. The Notes were issued under an Indenture between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee, as amended by the First Supplemental Indenture dated as of May 4, 2007 between the Company and the Trustee and the Second Supplemental Indenture dated June 3, 2011 between the Company and the Trustee.

The description in this Current Report of the Notes is not intended to be a complete description, and the description is qualified in its entirety by the full text of the form of note which is attached as an exhibit to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

4.1	Form of Camden Property Trust 4.250% Notes due 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013

CAMDEN PROPERTY TRUST

By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President–Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Title

4.1	Form of Camden Property Trust 4.250% Notes due 2024